UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 24, 2007

GSE SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Delaware                                                       0-26494                                                       52-1868008
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     (State or other jurisdiction                         (Commission File Number)                                  (I.R.S. Employer
    of incorporation)                                                                                                            Identification No.)

7133 Rutherford Rd., Suite 200, Baltimore, MD 21244
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(Address of principal executive office and zip code)

(410) 277-3740
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Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Form 8-K

Item 8.01                      Other Events

According to published reports, Westinghouse Electric Company, LLC (“Westinghouse”) and its consortium partner, The Shaw Group Inc., signed definitive multi-million dollar contracts with State Nuclear Power Technology Corporation Ltd., Sanmen Nuclear Power Company Ltd., Shandong Nuclear Power Company Ltd., and China National Technical Import & Export Corporation to provide four AP1000 nuclear power plants in China.   The four plants are to be constructed in pairs on China’s eastern coast at Sanmen in Zhejiang province and Haiyang in Shandong province.  Power plant construction is expected to begin in 2009, with the first plant coming on line in late 2013.   The remaining plants are expected to be operational in 2014 and 2015.

In April 2005, GSE Systems, Inc. (“the Company”) announced the details of its agreement with Westinghouse to cooperate in the development of simulators for the AP1000 design and assist Westinghouse in the verification and validation of the AP1000 Human Machine Interface.  The Company’s simulation models have been used to help Westinghouse successfully complete several phases of Human Machine Interface testing with US regulators.  The agreement further identifies the Company as Westinghouse’s preferred vendor for future AP1000 plant simulators both internationally and domestically.

In March 2007, the Company announced that it had been awarded a small contract by Westinghouse for the initial work on the training simulators for the Chinese AP-1000 nuclear power plants.   The Company expects to have a definitive contract with Westinghouse to complete the Chinese training simulators in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: July 24, 2007                                                                    /s/ Jeffery G. Hough
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Jeffery G. Hough
Senior Vice President and Chief Financial Officer

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